                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                        31-0838515
                                                          (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                     43271-0181
(Address of principal executive offices)                  (Zip Code)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                                1 Bank One Plaza
                             Chicago, Illinois 60670
         Attn: John R. Prendiville, First Vice President, (312) 732-1830
            (Name, address and telephone number of agent for service)



                                   DYNEGY INC.
               (Exact name of obligor as specified in its charter)


         Illinois                                         74-2928353
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification number)

         1000 Louisiana, Suite 5800
         Houston, Texas                                   77002
(Address of principal executive offices)                  (Zip Code)

                             Senior Debt Securities
                         (Title of Indenture Securities)

Item 1.           General Information.  Furnish the following
                  --------------------
                  information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.           Affiliations With the Obligor.  If the obligor
                  ------------------------------
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16.          List of exhibits.  List below all exhibits filed as a
                  -----------------
                  part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of February, 2002.

                      Bank One Trust Company, National Association,
                      Trustee

                      By   /s/ John R. Prendiville
                           John R. Prendiville
                           First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               February 28, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Dynegy Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    Bank One Trust Company, National Association

                                        By: /s/ John R. Prendiville
                                                John R. Prendiville
                                                First Vice President

                                    EXHIBIT 7

Legal Title of Bank:        Bank One Trust Company, N.A.       Call Date: 12/31/01       State #:  391581   FFIEC 041
Address:                    100 Broad Street                   Vendor ID: D              Cert #:  21377     Page RC-1
City, State Zip:            Columbus, OH 43271                 Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                             Dollar Amounts in thousands    C300
                                                                                                                          ---------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                    RCON
                                                                                              ----
    a. Noninterest-bearing balances and currency and coin(1) ........................         0081           285,199         1.a
    b. Interest-bearing balances(2) .................................................         0071                 0         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ....................         1754                 0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .................         1773               336         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ..........................................................................         1350         1,466,628         3.
4.  Loans and lease financing receivables:  (from Schedule RC-C): ...................         RCON
                                                                                              ----
    a. Loans and leases held for sale ...............................................         5369                 0         4.a
    b. Loans and leases, net of unearned income .....................................         B528           195,551         4.b
    c. LESS: Allowance for loan and lease losses ....................................         3123               292         4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c) .........................................................         B529           195,259         4.d
5.  Trading assets (from Schedule RC-D) .............................................         3545                 0         5.
6.  Premises and fixed assets (including capitalized leases) ........................         2145            13,065         6.
7.  Other real estate owned (from Schedule RC-M) ....................................         2150                 0         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..................................................         2130                 0         8.
9.  Customers' liability to this bank on acceptances outstanding ....................         2155                 0         9.
10. Intangible assets
    a.  Goodwill ....................................................................         3163                 0         10.a
    b.  Other intangible assets (from Schedule RC-M) ................................         0426             9,224         10.b
11. Other assets (from Schedule RC-F) ...............................................         2160           250,027         11.
12. Total assets (sum of items 1 through 11) ........................................         2170         2,219,738         12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:        Bank One Trust Company, N.A.       Call Date:  12/31/01      State #: 391581    FFIEC 041
Address:                    100 East Broad Street              Vendor ID:  D             Cert #:  21377     Page RC-2
City, State Zip:            Columbus, OH 43271                 Transit #:  04400003

Schedule RC-Continued

                                                                                                        Dollar Amounts in
                                                                                                           Thousands
                                                                                                           ---------
LIABILITIES
13. Deposits:                                                                                 RCON
    a. In domestic offices (sum of totals of columns A and C .....................            ----
       from Schedule RC-E) .......................................................            2200         1,957,028         13.a
       (1) Noninterest-bearing(1) ................................................            6631         1,378,041         13.a1
       (2) Interest-bearing ......................................................            6636           587,987         13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase ................................................................       RCFD 2800                 0         14.
15. Trading Liabilities (from Schedule RC-D) .....................................       RCFD 3548                 0         15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) ...................            3190                 0         16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding .....................            2920                 0         18.
19. Subordinated notes and debentures (2) ........................................            3200                 0         19.
20. Other liabilities (from Schedule RC-G) .......................................            2930            72,264         20.
21. Total liabilities (sum of items 13 through 20) ...............................            2948         2,029,292         21.
22. Minority interest in consolidated subsidiaries ...............................            3000                 0         22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ................................            3838                 0         23.
24. Common stock .................................................................            3230               800         24.
25. Surplus (exclude all surplus related to preferred stock) .....................            3839            45,157         25.
26. a. Retained earnings .........................................................            3632           144,485         26.a
    b. Accumulated other comprehensive income (3) ................................            B530                 4         26.b
27. Other equity capital components (4) ..........................................            A130                 0         27.
28. Total equity capital (sum of items 23 through 27) ............................            3210           190,446         28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) ........................................            3300         2,219,738         29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the
     statement below that best describes the most comprehensive                   ------------
     level of auditing work performed for the bank by independent                 N/A              Number
     external auditors as of any date during 2000 .....................      RCFD 6724             M.1.
                                                                                  ------------
1 = Independent audit of the bank conducted in accordance              4. =  Directors' examination of the
     with generally accepted auditing standards by a certified               bank performed by other external
     public accounting firm which submits a report on the bank               auditors (may be required by state
                                                                             chartering authority)
2 = Independent audit of the bank's parent holding company             5  =  Review of the bank's financial
     conducted in accordance with generally accepted auditing                statements by external auditors
     standards by a certified public accounting firm which             6  =  Compilation of the bank's
     submits a report on the consolidated holding company                    financial statements by external
     (but not on the bank separately)                                        auditors
                                                                       7  =  Other audit procedures (excluding
3 = Directors' examination of the bank conducted in                          tax preparation work)
     accordance with generally accepted auditing standards             8  =  No external audit work
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.

                                        6